SEVENTEENTH AMENDMENT OF FIRST AMENDED AND RESTATED CONSTRUCTION LOAN AGREEMENT

THIS SEVENTEENTH AMENDMENT OF FIRST AMENDED AND RESTATED CONSTRUCTION LOAN AGREEMENT ("Amendment") is made as of the 30th day of April, 2021 between FIRST NATIONAL BANK OF OMAHA, a national banking association ("Lender") and CARDINAL ETHANOL, LLC, an Indiana limited liability company ("Borrower"). This Amendment amends that certain First Amended and Restated Construction Loan Agreement dated June 10, 2013 between Lender and Borrower (as amended, the "Loan Agreement").

WHEREAS, pursuant to the Loan Agreement and the other Loan Documents, Lender extended the Loans described in the Loan Agreement to Borrower;

WHEREAS, pursuant to that certain First Amendment of First Amended and Restated Construction Loan Agreement dated October 8, 2013, the date on which the Declining Revolving Credit Loan began to revolve was amended from April 8, 2014 to October 8, 2013, the Maximum Availability of the Declining Revolving Credit Loan was modified and the Loan Agreement was otherwise modified as provided for therein;

WHEREAS, pursuant to that certain Second Amendment of First Amended and Restated Construction Loan Agreement dated February 27, 2014, the Maximum Availability of the Declining Revolving Credit Loan was fixed at $5,000,000, the Reduction Dates applicable to the Declining Revolving Credit Loan were deleted, the Fixed Charge Coverage Ratio covenant was deleted, the distribution covenant was deleted, the Termination Date of the Revolving Credit Loan was extended to February 28, 2015 and the Loan Agreement was otherwise amended as provided for therein; and

WHEREAS, pursuant to that certain Third Amendment of First Amended and Restated Construction Loan Agreement dated February 28, 2015, the Termination Date of the Revolving Credit Loan was extended to March 31, 2015;

WHEREAS, pursuant to that certain Fourth Amendment of First Amended and Restated Construction Loan Agreement dated March 31, 2015, the Termination Date of the Revolving Credit Loan was extended to February 28, 2016 and the interest rate and Non-Use Fee applicable to the Revolving Credit Loan were modified;

WHEREAS, pursuant to that certain Fifth Amendment of First Amended and Restated Construction Loan Agreement dated July 23, 2015 (the "Fifth Amendment"), the maximum principal amount of the Declining Revolving Credit Loan was increased to finance the Improvements and permit Construction Advances up to May 31, 2016 to fund such Improvements, the Termination Date of the Declining Revolving Credit Loan was extended to February 28, 2021, the interest rate applicable to the Declining Revolving Credit Loan was modified, the Fixed Charge Coverage Ratio was modified, the Capital

Expenditures covenant was modified and the Loan Agreement was otherwise amended as provided for therein;

WHEREAS, pursuant to that certain Sixth Amendment of First Amended and Restated Construction Loan Agreement dated February 28, 2016, the Termination Date of the Revolving Credit Loan was extended to February 28, 2017;

WHEREAS, pursuant to that certain Seventh Amendment of First Amended and Restated Construction Loan Agreement dated May 6, 2016, the Completion Date was extended to July 31, 2016, the definition of Permitted Liens was modified and the Loan Agreement was otherwise amended as provided for therein;

WHEREAS, pursuant to that certain Eighth Amendment of First Amended and Restated Construction Loan Agreement dated July 31, 2016, the Construction Advances were converted to amortizing term debt, the maximum principal amount of the Declining Revolving Credit Loan was reduced to $5,000,000 and the Loan Agreement was otherwise amended as provided for therein;

WHEREAS, pursuant to that certain Ninth Amendment of First Amended and Restated Construction Loan Agreement dated September 1, 2016, the repayment terms of the Term Loan were modified as provided for therein;

WHEREAS, pursuant to that certain Tenth Amendment of First Amended and Restated Construction Loan Agreement dated February 28, 2017, Lender extended to Borrower the Construction Loan described therein to be used by Borrower to construct the Grain Loadout Facility Improvements during the Grain Loadout Facility Construction Period, extended the Termination Date of the Revolving Credit Loan to February 28, 2018, modified the Fixed Charge Coverage Ratio, added a Debt Service Coverage Ratio, modified the capital expenditures covenant, modified the distributions covenant, and otherwise amended the Loan Agreement as provided for therein;

WHEREAS, pursuant to that certain Eleventh Amendment of First Amended and Restated Construction Loan Agreement dated October 31, 2017, the Grain Loadout Facility Construction Period was extended to December 31, 2017;

WHEREAS, pursuant to that certain Twelfth Amendment of First Amended and Restated Construction Loan Agreement dated December 31, 2017, the Construction Loan was converted to the Grain Loadout Facility Term Loan and the Loan Agreement was otherwise amended as provided for therein;

WHEREAS, pursuant to that certain Thirteenth Amendment of First Amended and Restated Construction Loan Agreement dated February 28, 2018, the Termination Date of the Revolving Credit Loan was extended to February 28, 2019 and the Borrowing Base was modified as provided for therein;

WHEREAS, pursuant to that certain Fourteenth Amendment of First Amended and Restated Construction Loan Agreement dated February 28, 2019, the Termination Date of the Revolving Credit Loan was extended to February 28, 2020;

WHEREAS, pursuant to that certain Fifteenth Amendment of First Amended and Restated Construction Loan Agreement dated February 28, 2020, the Termination Date of the Revolving Credit Loan was extended to February 28, 2021 and the Fixed Charge Coverage Ratio/Debt Service Coverage Ratio covenant was modified;

WHEREAS, pursuant to that certain Sixteenth Amendment of First Amended and Restated Construction Loan Agreement dated January 26, 2021, the Termination Date of the Revolving Credit Loan and Declining Revolving Credit Loan and the Maturity Date of the Term Loan were extended to April 30, 2021 and the Revolving Credit Commitment was increased to $20,000,000;

WHEREAS, Borrower has requested, and Lender has agreed, to extend the Termination Date of the Revolving Credit Loan to February 28, 2022, to extend the Termination Date of the Declining Revolving Credit Loan to February 28, 2023, and to modify the interest rate applicable to the Loans; and

WHEREAS, Borrower and Lender desire to modify the Loan Agreement as provided for in this Amendment.

NOW, THEREFORE, in consideration of the amendments of the Loan Agreement set forth below, the mutual covenants herein and other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties agree to amend the Loan Agreement as follows:

1. Capitalized terms used in this Amendment which are defined in the Loan Agreement shall have the meanings given to them in the Loan Agreement, as such definitions may be amended by this Amendment.

2. The defined term "Applicable Margin" in Section 1.01 of the Loan Agreement is deleted in its entirety and the following is inserted in lieu thereof:

> "Applicable Margin" means, at any date, (a) in the case of the Revolving Credit Loan, .25%, (b) in the case of Declining Revolving Credit Loan, .15%, and (c) in the case of the Non-Use Fee, 0.25%.

3. The defined term "Applicable Rate" in Section 1.01 of the Loan Agreement is deleted in its entirety and the following is inserted in lieu thereof:

> "Applicable Rate" means the Adjusted Prime Rate; provided, however, that in no event shall the Applicable Rate be less than the applicable Floor.

4. The defined term "Termination Date" in Section 1.01 of the Loan Agreement is amended by deleting the reference to April 30, 2021 as the Termination Date of the Revolving Credit Loan and inserting in lieu thereof February 28, 2022, and deleting the reference to April 30, 2021 as the Termination Date of the Declining Revolving Credit Loan and inserting in lieu thereof February 28, 2023.

5. The following defined terms are inserted into Section 1.01 of the Loan Agreement in their alphabetically correct order:

> "Adjusted Prime Rate" means the Prime Rate determined in accordance with this Agreement minus the Applicable Margin at such time with respect to the Revolving Credit Loan and Declining Revolving Credit Loan.
>
> "Floor" means two and three quarters percent (2.75%) per annum with respect to the Revolving Credit Loan and two and eighty-five hundreths percent (2.85%) with respect to the Declining Revolving Credit Loan.
>
> "Prime Rate" means the U.S. Prime Rate as published by *The Wall Street Journal* as the U.S. Prime Rate and is currently determined by the base rate on corporate loans posted by at least seventy percent (70%) of the nation's ten (10) largest banks (the "Index"). The Index is not necessarily the lowest rate charged by Lender on its loans. Lender will tell Borrower the current Index rate upon Borrower's request. The interest rate will change with and be adjusted and determined on each day the Index changes (each, an Interest Rate Change Date"). The interest rate change will not occur more often than daily. If at any time the Index is less than zero, then it shall be deemed to be zero for the purpose of calculating the Adjusted Prime Rate. Borrower understands that Lender may make loans based on other rates as well. If Lender determines, in its sole discretion, that the Index has become unavailable or unreliable, either temporarily, indefinitely, or permanently, during the term of the Loans, Lender may amend this Agreement by designating a substantially similar substitute index. Lender may also adjust the Applicable Margin to accompany the substitute index. The change to the Applicable Margin may be a positive or negative value, or zero. In making these amendments, Lender will act in a commercially reasonable manner and may take into consideration any then prevailing market convention for selecting a substitute index and margin for the specific Index that is unavailable or unreliable. Such an amendment to the terms of this Agreement will become effective and bind Borrower 10 business days after Lender gives written notice to Borrower without any action or consent of Borrower.

6. Section 2.05(a) of the Loan Agreement relating to interest on the Loans is amended by inserting the following at the end of such subsection:

> "; provided, however, that in no event shall the Applicable Rate be less than the Floor".

7. Except as modified in this Amendment, all other terms, provisions, conditions and obligations imposed under the terms of the Loan Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified, affirmed, and certified by Borrower and Lender. Borrower hereby ratifies and affirms the accuracy and completeness of all representations and warranties contained in the Loan Documents. Borrower represents and warrants to the Lender that the representations and warranties set forth in the Loan Agreement, and each of the other Loan Documents, are true and complete on the date hereof as if made on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, such representation or warranty shall be true and correct as of such specific date), and as if each reference in the Loan Agreement to "this Agreement" included references to this Amendment. Borrower represents, warrants, and confirms to the Lender that no Default or Events of Default is now existing under the Loan Documents and that no event or condition exists which would constitute a Default or an Event of Default under the Loan Agreement or any other Loan Document. Nothing contained in this Amendment either before or after giving effect thereto, will cause or trigger a Default or an Event of Default under any Loan Document. To the extent necessary, the Loan Documents are hereby amended consistent with the amendments provided for in this Amendment.

8. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument. This Amendment shall be governed by and construed in accordance with the laws of the State of Nebraska, exclusive of its choice of laws rules.

9. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided in this Amendment, operate as a waiver of any right, power or remedy of the Lender under any of the Loan Documents, nor, except as expressly provided in this Amendment, constitute a waiver or amendment of any provision of any of the Loan Documents. Upon and after the execution of this Amendment by each of the parties hereto, each reference in the Loan Agreement to "this Agreement", "hereunder", "hereof" or words or phrases of like import referring to the Loan Agreement, and each reference in the other Loan Documents to the "Loan Agreement", "thereunder", "thereof" or words or phrases of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as modified by this Amendment. This Amendment and the rights evidenced by this Amendment shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto, and shall be enforceable by any such successors and assigns. Borrower will pay on demand all costs and expenses incurred by Lender in connection with the preparation, execution, delivery, filing, and administration of this Amendment (including, without limitation, legal fees incurred in connection with the preparation of this Amendment and advising Lender as to its rights, and the cost of any credit verification reports or field examinations of Borrower's properties or books and records). Borrower's obligations to Lender under this Section shall survive the termination of this Amendment or the Loan Agreement and the repayment of Borrower's Obligations to Lender under the Loan Agreement and other Loan Documents.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment on the date first written above.

FIRST NATIONAL BANK OF OMAHA, a national banking association

By: [signature]
Title: VP Agribusiness Banking

CARDINAL ETHANOL, LLC, an Indiana limited liability company

By: William Dartt
Title: C.F.O.